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Exhibit 99.5

Consent of William A. Robbie

        Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the use of my name in the Registration Statement on Form S-4 of Tower Group, Inc., including the joint proxy statement/prospectus constituting a part thereof, and any amendment thereto, with respect to my becoming a director of Tower Group, Inc. following the merger.

Dated September 19, 2008

/s/ WILLIAM A. ROBBIE

William A. Robbie

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  Exhibit 99.5
Consent of William A. Robbie